UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2020

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 29, 2020, at the American Society of Clinical Oncology (“ASCO”) 2020 Virtual Annual Meeting, the following data were presented:

•A Phase 1, First-in-Human, Open-Label, Dose Escalation Study of MGD013, a Bispecific DART® Molecule Binding PD-1 and LAG-3 in Patients with Unresectable or Metastatic Neoplasms. The slides used at this presentation are filed as Exhibit 99.1 to this Form 8-K.
•Preliminary Dose Escalation Results from a Phase 1/2, First-in-Human Study of MGC018 (Anti-B7-H3 Antibody-Drug Conjugate) in Patients with Advanced Solid Tumor. The slides used at this presentation are filed as Exhibit 99.2 to this Form 8-K.
•SOPHIA Analysis by Chemotherapy (Ctx) Choice: A Phase 3 (P3) Study of Margetuximab (M) + Ctx vs Trastuzumab (T) + Ctx in Patients (pts) with Pretreated HER2+ Metastatic (met) Breast Cancer (MBC). The slides used at this presentation are filed as Exhibit 99.3 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	ASCO 2020 - MGD013 Phase 1
99.2	ASCO 2020 - MGC018 Phase 1
99.3	ASCO 2020 - SOPHIA by Chemotherapy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2020	MACROGENICS, INC.
	By:	/s/ Jeffrey Peters Jeffrey Peters Vice President and General Counsel